Exhibit 10.6

EXECUTION COPY

FOURTH AMENDMENT TO RIGHTS AGREEMENT

FOURTH AMENDMENT (this “Amendment”), dated as of May 10, 2010, between General Growth Properties, Inc., a Delaware corporation (the “Company”), and BNY Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Company and the predecessor Rights Agent entered into the Rights Agreement, dated as of November 18, 1998, as amended by the First Amendment to the Rights Agreement, dated as of November 10, 1999, the Second Amendment to the Rights Agreement, dated as of December 31, 2001, and the Third Amendment to the Rights Agreement, dated as of November 18, 2008 (as so amended, the “Rights Agreement”);

WHEREAS, the Company is a debtor in possession in that certain bankruptcy case filed under chapter 11 of title 11 of the United States Code on April 16, 2009 in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Case No. 09-11977 (ALG);

WHEREAS, in connection with the Company’s efforts to recapitalize and emerge from bankruptcy, and subject to approval by the Bankruptcy Court, the Company entered into the Cornerstone Agreement, the Fairholme Agreement and the Pershing Agreement (each as defined below, and collectively, the “Investment Agreements”) each of which provides for, among other things, the entry by the Company into the Warrant and Registration Rights Agreement, dated as of May 10, 2010, by and between the Company and Mellon Investor Services LLC, as it may be further amended (the “Warrant Agreement”) granting warrants to purchase Common Shares (as defined in the Rights Agreement) upon the exercise of warrants issued under the Warrant Agreement;

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of such Section; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders that the Rights Agreement be amended as provided herein in connection with the Company entering into the Investment Agreements and Warrant Agreement to exempt from the application of the Rights Agreement (i) the acquisition of the warrants and the underlying securities pursuant to the terms of the Warrant Agreement, (ii) the effect of any antidilution adjustments to the warrants pursuant to the terms of the Warrant Agreement, (iii) the ownership of any shares of common stock (the “New Common Stock”) of a new company that will succeed the Company upon consummation of the Plan (as defined below) (the “New Company”) by each of the REP Holder, the Brookfield Holders, Pershing Holders and the Fairholme Holders (each as defined below) if such shares of

New Common Stock are deemed to be owned by any of these holders by no action of their own and (iv) up to a certain amount of additional Common Shares as set forth below.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.           Definitions. Capitalized terms used herein without definition shall have the meanings specified in the Rights Agreement.

Section 2.           Section 2. Amendments.  The Rights Agreement shall be amended as follows:

(a) The definition of “Acquiring Person” in the Rights Agreement shall be amended by deleting the word “and” between the words “plus 1%” and “(ii) a Homart Holder,”

(b) The definition of “Acquiring Person” in the Rights Agreement shall be further amended by inserting new clauses (iii), (iv) and (v) after the words “plus 1%” in clause (ii), and the remaining portion of the definition thereafter shall read in its entirety as follows:

“(iii) the REP Holder or all of the Brookfield Holders on an aggregate basis upon a valid assignment or transfer from the REP Holder, the greater of: (A) 15% and (B) Beneficial Ownership of such percentage of the then outstanding Common Shares of the Company or New Common Stock, as applicable, held or issued as (1) warrants to purchase Common Shares (the “Cornerstone Warrants”) pursuant to the terms of, and subject to the restrictions contained in, (x) the Cornerstone Investment Agreement, dated as of March 31, 2010, by and between the Company and REP Investments LLC, as amended by Amendment No. 1 to the Cornerstone Investment Agreement, dated as of May 3, 2010, as it may be further amended (the “Cornerstone Agreement”) and (y) the Warrant Agreement, (2) Common Shares upon the exercise of the Cornerstone Warrants pursuant to the terms of, and subject to restrictions contained in, the Cornerstone Agreement and the Warrant Agreement, (3) warrants to purchase Common Shares upon any antidilution adjustment of the Cornerstone Warrants pursuant to the terms of, and subject to restrictions contained in, the Cornerstone Agreement and the Warrant Agreement and (4) any shares of New Common Stock that the REP Holder or all of the Brookfield Holders upon a valid assignment or transfer from the REP Holder may be deemed to own by no actions of its own, (iv) all of the Brookfield Holders on an aggregate basis, the greater of: (A) 15% and (B) Beneficial Ownership of such percentage of the then outstanding Common Shares of the Company or New Common Stock, as applicable, held or issued as (1) shares of New Common Stock that the Brookfield Holders may be deemed to own by no actions of their own and (2) up to an additional 2.5%  of the issued and outstanding Common Shares, (v) all of the Pershing Holders on an aggregate basis, the greater of: (A) 15% and (B) Beneficial Ownership of such percentage of the then outstanding Common Shares of the Company or New Common Stock, as applicable, held or issued as (1) warrants to purchase Common Shares (the “Pershing Warrants”) pursuant to the terms of, and subject to the restrictions contained in, (x) the Stock Purchase Agreement, dated as of March 31, 2010, as amended by Amendment No. 1 to the Stock Purchase Agreement, dated as of May 3, 2010, and as it may be further amended (the “Pershing Agreement”), by and between the Company and Pershing Square Capital Management, L.P. on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. (collectively, “Pershing”) and (y) the Warrant Agreement, (2) Common Shares upon the exercise of the Pershing Warrants pursuant to the terms of, and subject to restrictions contained in, the Pershing Agreement and the Warrant Agreement, and (3) warrants to purchase Common Shares upon any antidilution adjustment of the Pershing Warrants pursuant to the terms of, and subject to restrictions contained in, the Pershing Agreement and the Warrant Agreement, (4) any shares of New Common Stock that the Pershing Holders may be deemed to own by no actions of their own and (5) up to an additional 0.714% of the issued and outstanding Common Shares and (vi) all of the Fairholme Holders on an aggregate basis, the greater of: (A) 15% and (B) Beneficial Ownership of such percentage of the then outstanding Common Shares of the Company or New Common Stock, as applicable, held or issued as (1) warrants to purchase Common Shares (the “Fairholme Warrants”) pursuant to the terms of, and subject to the restrictions contained in, (x) the Stock Purchase Agreement, dated as of March 31, 2010, as amended by Amendment No. 1 to the Stock Purchase Agreement, dated as of May 3, 2010, and as it may be further amended (the “Fairholme Agreement”), by and between the Company and The Fairholme Fund, a series of Fairholme Funds, Inc., and Fairholme Focused Income Fund, a series of Fairholme Funds, Inc. (collectively, “Fairholme”) and (y) the Warrant Agreement, (2) Common Shares upon exercise of the Fairholme Warrants pursuant to the terms of, and subject to restrictions contained in, the Fairholme Agreement and the Warrant Agreement, (3) warrants to purchase Common Shares upon any antidilution adjustment of the Fairholme Warrants pursuant to the terms of, and subject to restrictions contained in, the Fairholme Agreement and the Warrant Agreement, (4) any shares of New Common Stock that the Fairholme Holders may be deemed to own by no actions of their own and (5) up to an additional 1.786% of the issued and outstanding Common Shares, (the limits on ownership described in clauses (i), (ii), (iii), (iv), (v) and (vi) being referred to as the “Grandfathered Limits”), but shall not include (1) the

Company, (2) any Subsidiary of the Company, (3) any employee benefit plan of the Company or any Subsidiary of the Company, or (4) any entity holding Common Shares for or pursuant to the terms of any such employee benefit plan.  Notwithstanding the foregoing, (x) no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% (or such other percentage as would otherwise result in such person becoming an Acquiring Person) or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall so become the Beneficial Owner of 15% (or such other percentage) or more of the Common Shares of the Company then outstanding by reason of an acquisition of Common Shares by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of an additional percentage of the outstanding Common Shares of the Company in excess of the additional percentage permitted to be acquired by such Person, then such Person shall be deemed to be an “Acquiring Person”; and (y) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to have become an “Acquiring Person” for any purposes of this Agreement.”

(c) The definition of “Grandfathered Stockholders” in the Rights Agreement shall be amended by deleting the word “and” between the words “(each, a “Bucksbaum Holder”);” and “(ii) the holders of shares,” and inserting a “;” in replacement of the word “and”

(d) The definition of “Grandfathered Stockholders” in the Rights Agreement shall be further amended by deleting the “.” at the end of such definition and adding new clauses (iii), (iv), (v) and (vi) which shall read in their entirety as follows:

“(iii) REP Investments LLC, a Delaware limited liability company (the “REP Holder”); (iv) all of the Brookfield Consortium Members (as defined in the Cornerstone Agreement) (the “Brookfield Holders”) (v) Pershing Square, L.P., a Delaware limited partnership, Pershing Square II, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square International V, Ltd., a Cayman Islands exempted company, and the investment manager and controlled Affiliates (controlled Affiliates shall have the meaning in the Pershing Agreement) of each of Pershing Square, L.P., Pershing

Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. (each, a “Pershing Holder” and collectively, the “Pershing Holders”) and (vi) The Fairholme Fund, a series of Fairholme Funds, Inc., a Maryland corporation, Fairholme Focused Income Fund, a series of Fairholme Funds, Inc., and the investment manager and controlled Affiliates (controlled Affiliates shall have the meaning in the Fairholme Agreement) of each of The Fairholme Fund and Fairholme Focused Income Fund (each, a “Fairholme Holder” and collectively, the “Fairholme Holders”).”

(e) The definition of “Plan” in the Rights Agreement shall have the meaning set forth in the Cornerstone Agreement.

(f) The definition of “Shares Acquisition Date” in the Rights Agreement shall be amended by adding a sentence at the end of the current definition such that the definition of Shares Acquisition Date reads in its entirety as follows:

“ “Shares Acquisition Date” shall mean the earlier of the date of (i) the public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such.  For the avoidance of doubt, neither (a) the acquisition of the Cornerstone Warrants, Pershing Warrants or Fairholme Warrants by the REP Holder or the Brookfield Holders upon a valid assignment or transfer from the REP Holder, any of the Pershing Holders or any of the Fairholme Holders, (b) the acquisition of Common Shares through the exercise of the Cornerstone Warrants, Pershing Warrants or Fairholme Warrants by the REP Holder or the Brookfield Holders upon a valid assignment or transfer from the REP Holder, any of the Pershing Holders or any of the Fairholme Holders, respectively, nor (c) the acquisition of up to an additional 2.5% of the issued and outstanding Common Shares by the Brookfield Holders, the acquisition of up to 0.714% of the issued and outstanding Common Shares by the Pershing Holders, nor the acquisition of up to an additional 1.786% of the issued and outstanding Common Shares by the Fairholme Holders shall result in a Shares Acquisition Date.”

(g) Section 3(a) of the Rights Agreement shall be amended by replacing the term “Grandfathered Shareholders” with the term “Grandfathered Stockholders” in the sentence thereof.

(h) Section 3(a) of the Rights Agreement shall be further amended by adding the following two sentences at the end of this section:

“For the avoidance of doubt, because the transactions specifically contemplated by the Cornerstone Agreement, the Fairholme Agreement, the Pershing Agreement and the Warrant Agreement shall not result in a Shares Acquisition Date, neither (a) the acquisition of the Cornerstone Warrants, Pershing Warrants or Fairholme Warrants by the REP Holder, the Pershing Holders or the Fairholme Holders, (b) the acquisition of Common Shares through the exercise of the Cornerstone Warrants, Pershing Warrants or Fairholme Warrants by the REP Holder, any of the Pershing Holders or any of the Fairholme Holders, respectively, nor (c) the acquisition of up to an additional 2.5% of the issued and outstanding Common Shares by the Brookfield Holders, the acquisition of up to 0.714% of the issued and outstanding Common Shares by the Pershing Holders, nor the acquisition of up to an additional 1.786% of the issued and outstanding Common Shares by the Fairholme Holders, shall result in a Distribution Date.  For the further avoidance of doubt, because the transactions specifically contemplated by the Cornerstone Agreement, the Fairholme Agreement, the Pershing Agreement and the Warrant Agreement shall not result in a Distribution Date, neither (a) the acquisition of the Cornerstone Warrants, Pershing Warrants or Fairholme Warrants by the REP Holder, any of the Pershing Holders or any of the Fairholme Holders, (b) the acquisition of Common Shares through the exercise of the Cornerstone Warrants, Pershing Warrants or Fairholme Warrants by the REP Holder, any of the Pershing Holders or any of the Fairholme Holders, respectively, nor (c) the acquisition of up to an additional 2.5% of the issued and outstanding Common Shares by the Brookfield Holders, the acquisition of up to 0.714% of the issued and outstanding Common Shares by the Pershing Holders, nor the acquisition of up to an additional 1.786% of the issued and outstanding Common Shares by the Fairholme Holders, shall result in the issuance of Right Certificates that are separate from the certificates for Common Shares.”

Section 3.           Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 4.           Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 5.           Ratification. Except as expressly provided herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and confirmed in all respects and shall continue in full force and effect.  Without limiting the foregoing, the Rights Agent shall not be subject to, nor required to interpret or comply with, or determine if any other Person has complied with, the Investment Agreements or the Warrant Agreement, even though reference thereto may be made in this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.

Attest:	GENERAL GROWTH PROPERTIES, INC.

By: Linda J. Wight	By: Adam Metz
Name: Linda J. Wight	Name: Adam Metz
Title: Vice President & Assistant Secretary	Title: Chief Executive Officer

Attest:	BNY MELLON INVESTOR SERVICES LLC, as Rights Agent

By: George Drake	By: Thomas Blatchford
Name: George Drake	Name: Thomas Blatchford
Title: Relationship Manager	Title: Vice President

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